ONECAP

                    A Nevada Corporation

                        Exhibit 10 b.

    Service Agreement with Executive Reporting Services,
                  Signed September 15, 1999





                                Executive Reporting Services
                              10920 SW Barbur Blvd Suite 150
                                          Portland, OR 97219
                                          Phone 503-244-6660
                                            Fax 703-244-4529


                      SERVICE AGREEMENT

This  agreement  is made and entered into between  EXECUTIVE
REPORTING   SERVICES   (hereinafter   "ERS")   and    OneCap
(hereinafter the "Customer").

NOW, therefore in consideration of the covenants hereinafter set  forth,  and  for other good and valuable consideration,
the   receipt   and   sufficiency  of   which   are   hereby
acknowledged, the parties agree as follows:

  1) ERS provides the Customer credit reporting services through Experian (formerly TRW), TransUnion, and Equifax (formerly CBI) credit bureaus.
2) CUSTOMER RESPONSIBILITIES - The Customer hereby agree, represents, and warrants that in using ERS services the will comply with the following:
       a)   Customer shall comply with all provisions of 15 U.S.C.
             1681 et esq. (Fair Credit Reporting Act, hereinafter
            "FCRA") and aggress that services will be requested only for the Customer's exclusive use. Failure to comply with the FCRA can result in state or federal enforcement actions, as well as private lawsuits (Section 616, 617, and 621). In addition, any person who knowingly and willfully obtains a consumer report under false pretenses may face criminal prosecution (Section 619). The FCRA requires other responsibilities of consumer reports from consumer reporting agencies. Those responsibilities are attached and made part hereof Appendix A to this agreement.
b) Customer shall acquire credit information for the permissible purpose of real estate transactions involving the subject of the report. The Customer shall not obtain credit information for credit counseling, employment screening, private investigation, detective services, or legal services.
c) Customer is responsible for attaining proper authorization and consent from the subject before credit is accessed, as well as consent from the subject if any charges will be billed to a consumer's credit or debit card account.
Record of that authorization must be maintained for twenty-four (24) months, and upon request. Customer will provide a copy of said authorization to ERS.
d) Customer agrees to exercise due diligence in obtaining credit information and its uses. Customer also agrees to accept responsibility for the action of any of its employees, agents, or brokers. The Customer will immediately notify ERS should they suspect use of credit on their account.

  3) The Customer aggress that credit information is provided to assist in the decision to grant credit. It is based upon information from credit grantors reported in good faith to credit bureaus. ERS shall use good faith in obtaining and assembling such information. The accuracy of the same however, is in now way guaranteed. ERS shall not be responsible or liable for any loss caused by said information, or the neglect or act of any of its servants, agents, attorneys, clerks, or employees in procuring, collecting and communicating any information furnished by or to Customer. Customer agrees to hold ERS harmless and indemnify them from any and all claims, losses, and damages arising out of the issuance of such reports. Customer acknowledges that the accuracy of the report is dependent on the information they supply to ERS.

  4) ERS may provide Customer additional services including but not limited to closing document preparation, flood certificates, and appraisal services. The terms and provisions of this agreement shall be extended to those services. Customer acknowledges that ERS serves only as a conduit for those services and shall not be held responsible or liable for any losses caused by said information and agrees to hold ERS harmless and indemnify ERS from any and all claims, losses, and damages arising from such services.

  5) ERS may provide the Customer proprietary communication software that enables the Customer to access credit and other services. This software and all rights remain the sole property of ERS or the respective owner, and it shall not be reproduced, reverse engineered, or distributed without written consent to ERS.

  6) CHARGES - Customer shall receive a monthly invoice from ERS or its affiliates, for services performed. Terms are net 30 and Customer aggress to pay accordingly. Past due account shall accrue interest at the rate of 1.5% per month. Any accounts becoming 60 days delinquent will be placed on credit hold, and will be denied access to all services including work in progress. A credit in the amount of the infile report will be applied towards a final Residential Mortgage Credit Report should it be ordered within 30 days from the original inquiry date. Customer agrees to pay accordingly the effective pricing established by ERS.
       Should Customer suspect fraudulent use of their account, they shall contact ERS immediately by phone and in writing. Customer agrees to pay reasonable attorney or collection costs should the account become delinquent.

  7) DURATION OF AGREEMENT - This agreement is for a term of twelve months and shall remain in force and be renewed automatically for successive terms of twelve months each, subject to cancellation by either party upon thirty days written notice. ERS may immediately terminate this Agreement if it determines that the requirements of the Agreement or any law have not been met.

  8) ENTIRE AGREEMENT - This Agreement is the entire agreement between parties, and can only be amended by written agreement of the parties signed by the party against whom enforcement is sought.

  9)   GUARANTEE  &  AUTHORIZATION  TO  INVESTIGATE  -   The
       understood does hereby authorize ERS to investigate credit, business, and personal background to establish credit worthiness. Further, the understood personally guarantees payment of any debts incurred to ERS or its partners. N/A /s/

  10) LICENSING - The customer must conform to all state, federal, and regulatory licensing and compliance. Customer further agrees to maintain a commercial business office conducive to the nature of their business. Licenses are as follows and Customer certifies that they are current, active, and in good standing.

Business License # 000187-565-1  County/City/State      Clark/Las
                                 Vegas/Nevada
Mortgage Banker/Brokers  License State: Nevada
#MB00344
Principals/Officers:      Steven SSN: ###-##-####
Molsaky

     Signed this 15 day of September 1999

CUSTOMER  OneCap               EXECUTIVE REPORTING SERVICES, INC.
By: /s/                        By: /s/
TITLE: VICE PRESIDENT          TITLE:V.P.
ADDRESS: 1025 East Twian Ave   PHONE# 702-794-0554
#3
CITY: Las      STATE:NV        ZIP:  89109    FAX: 702-794-3551
Vegas